SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------

                                    FORM 8-K

                              --------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): March 23, 2004



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)



           Delaware                      0-28498                87-0459536
           --------                      -------                ----------
(State or other jurisdiction      (Commission File Number)    (IRS Employer
    of incorporation)                                        Identification No.)



         2355 South 1070 West, Salt Lake City, Utah                 84119
         ------------------------------------------               ----------
          (Address of principal executive offices)                (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
                                                           --------------


                                 Does Not Apply
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

         The Board of Directors of Paradigm Medical Industries, Inc. (the "Company") has appointed John Y. Yoon as President and Chief Executive Officer of the Company. He replaces Jeffrey F. Poore who served in those positions for one year. Mr. Yoon, age 40, has had a distinguished career in management and strategic planning, sales and marketing. From June 2003 to March 18, 2004, Mr. Yoon served as Senior Director of Marketing, Enterprise Voice Solutions Division of 3 Com Corporation. From 1997 to June 2003, he served as Senior Director of Product Management and Director of Product Management of 3 Com Corporation. During the period from 1996 to 1997, Mr. Yoon was Director of Strategic Planning and Product Development of US Robotics.

         The Company has entered into an employment agreement with Mr. Yoon, which commenced on March 18, 2004 and expires on March 18, 2007. The employment agreement requires Mr. Yoon to devote substantially all of his working time as the Company's President and Chief Executive Officer, providing that he may be terminated for "cause" (as provided in the agreement) in competing with the Company for two years following termination of the employment agreement. The employment agreement provides for the payment of an initial base salary of $175,000 effective as of April 1, 2004. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 1,000,000 shares of the Company's Common Stock at $.13 per share. The options vest in 36 equal monthly installments of 27,778 shares, beginning on April 30, 2004 until such shares are vested. In the event of a change of control of the Company (as defined in the agreement), all outstanding stock options granted to Mr. Yoon shall be immediately vested.

         The Company's Board of Directors has also appointed Aziz A. Mohabbat, as Vice President of Operations and Chief Operating Officer of the Company. Mr. Mohabbat replaces David I. Cullumber, who resigned. Mr. Mohabbat, age 44, has previously served as the Company's Vice President of Operations and Chief Operating Officer from 2001 to March 2003. Mr. Mohabbat rejoins the Company after serving as Division Manager of the Medical Division of TUV Rheinland of North America (a medical products safety and compliance services company) for the last year. From 2001 to 2002, Mr. Mohabbat served as Managing Director of the Company's San Diego Division, and from 1999 to 2000 as the Company's Regulatory Affairs and Quality Assurance Manager.

ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                  10.1. Employment Agreement with John Y. Yoon.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PARADIGM MEDICAL INDUSTRIES, INC.
                                                     (Registrant)



Date: March 23, 2004.                       By: /s/ John Y. Yoon
                                               ------------------------------
                                                John Y. Yoon
                                                President and Chief Executive
                                                Officer



                                        2